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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and the use of our reports dated January 20, 1998 and February 20, 1997, with respect to the financial statements of OFC Corporation incorporated by reference in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Galileo Corporation for the registration of 1,154,258 shares of its common stock.

                                     /s/ ALEXANDER, ARONSON, FINNING & CO., P.C.
                                     -------------------------------------------
                                         Alexander, Aronson, Finning & Co., P.C.

Westborough, Massachusetts
February 16, 1998